UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 8, 2012

ZIOPHARM Oncology, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33038	84-1475672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Avenue of the Americas 20th Floor New York, NY		10036
(Address of Principal Executive Offices)		(Zip Code)

(646) 214-0700

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 8, 2012, ZIOPHARM Oncology, Inc., or the Company, entered into an employment agreement, or the Agreement, with Jason A. Amello, age 43, governing the terms of Mr. Amello’s employment as the Company’s Executive Vice President and Chief Financial Officer for an indefinite term. As contemplated by the Agreement, Mr. Amello’s employment with the Company commenced May 8, 2012 and he was appointed an executive officer of the Company effective upon such date.

Prior to joining the Company, from April 2000 to June 2011, Mr. Amello held various positions of increasing responsibility, most recently serving as Senior Vice President, Corporate Controller and Chief Accounting Officer, at Genzyme Corporation, a biotechnology company acquired by Sanofi-aventis. Prior to joining Genzyme Corporation, Mr. Amello was a Senior Manager with Deloitte & Touche, where he was employed from September 1990 to April 2000. Mr. Amello holds a B.S. degree from Boston College.

Under the Agreement, Mr. Amello will receive an initial annual base salary of $350,000, which is subject to review by the Board of Directors, or the Compensation Committee, at least annually. In addition, Mr. Amello will be eligible to receive an annual performance bonus for each calendar year at the end of which he remains employed by the Company, including, on a pro-rated basis, for 2012.  The target amount of the performance bonus will be equal to 35% of Mr. Amello’s base salary, with the actual bonus amount for the applicable calendar year to be determined by the Board of Directors or the Compensation Committee.  Mr. Amello is eligible to receive an additional annual discretionary bonus in such amount as may be determined by the Board of Directors. The Company is required to reimburse Mr. Amello for all normal, usual and necessary expenses incurred by him in furtherance of the business and affairs of the Company, including reasonable travel and entertainment expenses.

On May 8, 2012, upon the commencement of his employment and pursuant to the Agreement, the Company granted Mr. Amello (i) 25,000 shares of the Company’s common stock with transfer and forfeiture restrictions that lapse in three equal installments on the first, second and third anniversaries of the grant date and (ii) an option to purchase 200,000 shares of the Company’s common stock at an exercise price of $4.50, which option vests in three equal installments on the first, second and third anniversaries of the grant date. Such restricted stock and stock option are subject to accelerated vesting in circumstances described in the following paragraph. The restricted common stock granted to Mr. Amello was made pursuant to the Company’s Amended and Restated 2003 Stock Option Plan. The option granted to Mr. Amello was made pursuant to the Company’s 2012 Equity Incentive Plan, or the Plan, which remains subject to stockholder approval at the Company’s 2012 annual meeting of stockholders. If the Plan is not approved by the stockholders of the Company, such option grant will be void and the Company will be required by the terms of the Agreement to enter into substantially comparable arrangements with Mr. Amello to ensure he receives benefits equal to what he would have received had the Plan been approved.

If (i) Mr. Amello is terminated by the Company for a reason other than death, disability or “Cause,” as that term is defined in the Agreement, or (ii) Mr. Amello resigns for “Good Reason,” as that is term defined in the Agreement, Mr. Amello will be entitled to receive a severance payment equal to 100% of his then-current annual base salary, plus a portion of the target amount of his annual performance bonus for the calendar year in which such termination occurs (which portion will be determined pro-rata based on the number of days in such calendar year during which Mr. Amello was employed by the Company). In this situation, Mr. Amello’s stock options that have vested as of the date of termination shall remain exercisable for a period of 90 days and any unvested stock options and unvested awards of restricted stock held by Mr. Amello shall be deemed to have expired as of the date of termination. In the case of a termination for a reason other than death, disability or “Cause,” or resignation for “Good Reason,” in either case that occurs within 90 days prior to and in connection with a “Change of Control,” as that term is defined in the Agreement, or within 18 months after the occurrence of a “Change of Control,” then, in addition to the foregoing severance payments, all unvested stock options and unvested awards of restricted stock held by Mr. Amello at the time that such termination occurs will be accelerated and deemed to have vested as of his employment termination date.  Any stock options that have vested or been deemed to have vested as of the date of termination will remain outstanding and exercisable until the earlier of (i) 90 days following the later of the date of termination and the date of the “Change of Control” (unless the options are not assumed or continued by the acquirer or the continuing entity), (ii) the date that the stock options are exercised, or (iii) the date on which the original term of any such stock option expires.

The Agreement requires that Mr. Amello execute a separate Invention, Non-Disclosure and Non-Competition Agreement that includes standard provisions regarding protection of our confidential information and provides, among other things, that he will not compete with the Company, or solicit clients, customers or accounts of the Company, during the term of his employment and for a period of one year after the termination thereof and will not solicit to hire any employee of the Company or induce any employee to terminate his employment with the Company during the term of his employment and for a period of two years after the termination thereof.

A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On May 8, 2012, the Company issued a press release regarding the employment of Mr. Amello. The Company’s press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated May 8, 2012, by and between the Company and Jason A. Amello
99.1	Press Release, dated May 8, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIOPHARM Oncology, Inc.

	By:	/s/ Caesar Belbel
Date: May 10, 2012		Name: Caesar Belbel
Title: Executive Vice President, Chief Legal Officer and Secretary

INDEX OF EXHIBITS

Exhibit No.	Description
10.1	Employment Agreement, dated May 8, 2012, by and between the Company and Jason Amello
99.1	Press Release, dated May 8, 2012